NOT AVLID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA
                                                      CUSIP NO. 45243N  10  1

NUMBER                                                             SHARES

____________                                                       ___________

                              IMAGE ANALYSIS, INC.
                                     (LOGO)

                  AUTHORIZED COMMON STOCK : 45,000,000 SHARES
                                PAR VALUE: $.001





THIS CERTIFIES THAT


IS THE RECORD HOLDER OF



                ---Share of IMAGE ANALYSIS, INC. Common Stock---

transferable on the books of the Corporation in eprson or by duly authorized attorney upon surrentder of this Certificate properly endored. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facisimile signatures of its duly authorized officers.

Dated:


                /s/ Gifford Mabie
           ______________________________           IMAGE ANALYSI CORPORATE SEAL
                PRESIDENT


                /S/ Rhonda Vincent
           ______________________________
                SECRETARY


NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                     Countersigned Registered:
                  NEVADA AGENCY AND TRUST COMPANY
                 50 WEST LIBERTY STREET, SUITE 880   by ________________________
                       RENO, NEVADA 89501